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                                                                 EXHIBIT (99)C

                             F&C BANCSHARES, INC.

                               REVOCABLE PROXY

                        ANNUAL MEETING OF SHAREHOLDERS
                               OCTOBER 13, 1994
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, as a holder of Common Stock of F&C Bancshares, Inc. ("F&C"), hereby appoints E. Drayton Farr, Jr. and John R. Siver as Proxies, with full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of F&C which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Murdock Office of First Federal Savings Bank of Charlotte County, located at 1600 Tamiami Trail, Port Charlotte, Florida, on October 13, 1994 at 4:00 p.m., Eastern Standard Time, or any adjournment thereof.

        This Proxy may be revoked at any time before it is exercised.

        SHARES OF COMMON STOCK OF F&C WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, AND FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP AS F&C'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1995. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

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1.  To approve and adopt an Agreement and Plan of Reorganization, dated as of
June 14, 1994, among First of America Bank Corporation ("First of America"), First of America Acquisition Company ("Acquisition Sub") and F&C, pursuant to which F&C will be merged with and into Acquisition Sub, a wholly-owned subsidiary of First of America, in accordance with the terms and conditions set forth therein.

                FOR             AGAINST         ABSTAIN
                [ ]               [ ]             [ ]

2.  Election of Directors for Three-Year Terms:

Nominees:  Russell C. Faber
           D.R. Witter, Jr.

                FOR                    WITHHOLD
          all listed nominees          AUTHORITY
         (except as marked to    to vote for all listed
          the contrary hereon)          nominees
                [ ]                         [ ]

        Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

                    _______________________________

        3. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent public accountants of F&C for the fiscal year ending June 30, 1995.

                FOR             AGAINST         ABSTAIN
                [ ]               [ ]             [ ]

        4. In their discretion, upon any other matter that may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

        THE BOARD OF DIRECTORS OF F&C RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS.

        Please date and sign exactly as your name appears on this card. Each executor, administrator, trust, guardian, attorney-in-fact and other fiduciary should sign and provide his, her or its full title. Only one signature is required in the case of stock ownership in the name of two or more persons. If you receive more than one proxy card, please date and sign each card and return all cards in the enclosed envelope.

Signature:_______________________________  Date: ______________________________

          ________________________________
                  (print name)

             PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED ENVELOPE.